                                                                    Exhibit 10.4

                            DISTRIBUTION AGREEMENT

     THIS DISTRIBUTION AGREEMENT (the "Agreement") is made and entered into as of April 21st, 1997, (the "Effective Date") between SOMNUS MEDICAL TECHNOLOGIES, INC. ("Somnus"), a Delaware corporation, and MEDTRONIC, INC. (as defined below, "Medtronic"), a Minnesota corporation.

                                  WITNESSETH:

     WHEREAS, Somnus is developing ablation methods and devices using radio frequency technology for use in, among other areas, ablation of the tongue, palate and turbinates; and

     WHEREAS, on even date herewith, Somnus, Medtronic and Medtronic Asset Management, Inc., a wholly-owned subsidiary of Medtronic ("MAMI") have entered into a Series C Preferred Stock Purchase Agreement of even date herewith (the "Investment Agreement") pursuant to which MAMI is purchasing Series C Preferred Stock of Somnus and Medtronic is receiving various rights; and

     WHEREAS, it is a condition to MAMI's willingness to purchase such Somnus Series C Preferred Stock that the parties enter into this Agreement.

     NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties mutually agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------

     1.1) Specific Definitions. As used in this Agreement, the following terms
          --------------------
shall have the meanings set forth or as referenced below:

"Affiliate" of a specified person (natural or juridical) means a person that
 ---------
directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. "Control" shall mean ownership of more than 50% of the shares of stock entitled to vote for the election of directors in the case of a corporation, and more than 50% of the voting power in the case of a business entity other than a corporation.

"Agreement" means this Agreement and all Exhibits and Schedules hereto.
 ---------

[*] - CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

"Confidential Information" means know-how, trade secrets, and unpublished
 ------------------------
information disclosed (whether before or during the term of this Agreement) by one of the parties (the "disclosing party") to the other party (the "receiving party") or generated by the disclosing party under this Agreement, and which is marked as proprietary or confidential as provided below, excluding information that:

          (a) was already in the possession of receiving party prior to its receipt from the disclosing party (provided that the receiving party is able to provide the disclosing party with reasonable documentary proof thereof);

          (b) is or becomes part of the public domain by reason of acts not attributable to the receiving party;

          (c) is or becomes available to receiving party from a source other than the disclosing party which source, to the best of receiving party's knowledge, has rightfully obtained such information and has no obligation of nondisclosure or confidentiality to the disclosing party with respect thereto;

          (d) is made available by the disclosing party to a third party unaffiliated with the disclosing party on an unrestricted basis;

          (e) is independently developed by the receiving party completely without reference to any Confidential Information of the disclosing party, as evidenced by the receiving party's written records; or

          (f) has been or must be publicly disclosed by reason of legal, accounting or regulatory requirements beyond the reasonable control, and despite the reasonable efforts, of the receiving party.

     All Confidential Information disclosed by one party to the other under this Agreement shall be in writing and bear a legend "Proprietary," " Confidential" or words of similar import or, if disclosed in any manner other than writing, shall be followed by confirmation that such information is confidential by the disclosing party within 30 days.

"Field" means the ablation of soft tissue in the airway, including anatomical
 -----
structures of the nose, mouth, pharynx, larynx and trachea.

"Foreign Device Regulatory Authorities" means foreign regulatory authorities,
 -------------------------------------
the function and purpose of which include regulating the design, manufacture, quality and/or sale of medical devices.

"Intellectual Property" means letters patent and patent applications;
 ---------------------
trademarks, service marks and registrations thereof and applications therefor; copyrights and copyright registrations and applications; mask works and registrations thereof; all inventions, discoveries, ideas, technology, know-how, trade secrets, data, information, processes, formulas, drawings and designs, licenses, computer programs and software; and all amendments, modifications, and improvements to any of the foregoing.

"Knowledge" means actual knowledge of a fact or the knowledge that such person
 ---------
could reasonably be expected to have based on reasonable inquiry. The "knowledge" of an entity shall include the knowledge of such entity's employees.

"Medtronic" means Medtronic, Inc. and its Affiliates.
 ---------

"Products" means all systems, products, and devices now or during the Term (as
 --------
defined in Section 10.1) of this Agreement developed, manufactured, produced or sold by Somnus, including specifically Somnus' ablation Systems and devices using radio frequency technology, including all components thereof and accessories thereto, and any modifications, improvements, substitutions and future generations of such products made by or under the authority of Somnus during the Term, which Products are from time to time commercially available from Somnus. Somnus shall be under no obligation to continue the production of any Product, except as provided herein.

"Product Liability Damages" means any liability, claim or expense, including but
 -------------------------
not limited to reasonable attorneys' fees and medical expenses, arising in whole or in part out of claims of third parties for personal injury or loss of or damage to property relating to or arising out of the Products, whether based on strict liability in tort, negligent manufacture of product, or any other allegation of liability arising directly from the design, testing, manufacture, packaging, labeling (including instructions for use), or sale of the Products.

"Quota" means the mutually agreed upon minimum six-month payment for Products to
 -----
be purchased for such six-month period by Medtronic in accordance with the terms and conditions of Article 6.

"Somnus" means Somnus Medical Technologies, Inc. and its Affiliates,
-------

"Specifications" means Somnus' current specifications for the Products, as the
 --------------
same may be amended from time to time by Somnus.

     1.2) Other Terms. Other terms may be defined elsewhere in the text of this
          -----------
Agreement and shall have the meaning indicated throughout this Agreement.

     1.3) Definitional Provisions.
          -----------------------

          (a) The words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

          (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

          (c) References to an "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to or referenced in this Agreement, and references to an "Article" or a "Section" are, unless otherwise specified, to one of the Articles or Sections of this Agreement.

          (d) The term "person" includes any individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or corporation, agency thereof.

          (e) The term "dollars" or "$" shall refer to the currency of the United States of America.

"Territory" means the countries which are members of the European Common Market
 ---------
as of the Effective Date and Norway, Switzerland, Poland, the Czech Republic, Slovakia, Hungary, Slovenia, Estonia, Latvia, Lithuania, Turkey, Australia, New Zealand, Singapore, Indonesia, Malaysia, Thailand and Hong Kong.


                                   ARTICLE 2
                 APPOINTMENT: ADDITIONAL RIGHTS OF FIRST OFFER
                 ---------------------------------------------

     2.1) Scope. Subject to the terms and conditions of this Agreement, Somnus
          -----
hereby appoints Medtronic, and Medtronic hereby accepts appointment, as Somnus' exclusive distributor during the Term with the right to sell and distribute Products in the Territory solely for use in the Field. Except as provided in
Section 2.4, Medtronic shall not have any right to distribute Products for use outside the Field or outside the Territory.

     2.2) Exclusivity. Medtronic's distribution rights under this Agreement
          -----------
shall be exclusive in the Territory. Somnus represents and warrants to Medtronic that Somnus has not entered into any other distributorship agreements or sales representative agreements, written or oral, with any third party permitting the sale of Products for use in the Field in the Territory, and covenants and agrees that during the Term, Somnus will not enter into any such agreement or itself sell or distribute any Products for use in the Field in the Territory. If Medtronic wishes to pursue individual sales leads in the countries of Eastern Europe, which are not included in the definition of the Territory hereunder, it may do so upon the prior written approval of Somnus. Each such approval will be limited to a specific customer site.

     2.3) Subdistributors. Medtronic may appoint subdistributors for the sale or
          ---------------
distribution of Products for use in the Field in the Territory, provided that Medtronic provides to Somnus prior written notice of the identity of such subdistributors, and uses commercially reasonable efforts to ensure that such subdistributors comply with the applicable provisions of this Agreement. Notwithstanding such appointment of subdistributors, Medtronic shall remain fully responsible for the performance of all of its covenants and obligations hereunder, and any sales by Somnus to such Medtronic subdistributors shall be billed by Somnus to Medtronic directly. Medtronic shall indemnify and hold Somnus harmless from and against any claim, loss, damage or expense (including reasonable attorneys' fees) suffered or incurred by Somnus relating to any claim in connection with this Agreement that is threatened or initiated by any subdistributor or sub-agent appointed by Medtronic, except for claims for which Medtronic is entitled to indemnification from Somnus under Section 9.1.

     2.4) Right of First Offer for Distribution Rights in United States.
          -------------------------------------------------------------

          (a) During the initial Term of this Agreement (without regard to any extensions of the Term), in the event that Somnus proposes to sell Products in the Field in the United States on other than a direct selling basis, Somnus shall not enter into any transaction of the general types described in subsection (b) below without first giving Somnus' Notice (as defined below) to Medtronic with respect thereto and complying with the terms of this Section.

          (b) In the event that (referred to as a "Proposed Transaction"):

              (i) Somnus receives a bona fide offer from a third party regarding the grant by Somnus of distribution or sales representative rights for Products in the United States, or otherwise for the sale of Products in the United States on other than a direct selling basis; or

              (ii) Somnus determines that it wishes to grant distribution or sales representative rights for Products in the United States, or otherwise to sell Products in the United States on other than a direct selling basis (including, without limitation, a determination to seek indications of interest with respect to such a transaction or agreement);

     then Somnus shall, within five days after such event, notify Medtronic in writing of Somnus' receipt of such offer described in clause (i) above or of Somnus' determination described in clause (ii) above ("Somnus' Notice"). Somnus' Notice need not identify the third party offeror, in the case of clause (i) above, but shall set forth the material terms and provisions upon which Somnus would be willing to enter into a comparable transaction (the "Medtronic Transaction") with Medtronic.

          (c) During the 60-day period following Medtronic's receipt of Somnus' Notice with respect to any such Proposed Transaction (the "Exclusive Period"), Somnus shall negotiate in good faith exclusively with Medtronic regarding the Medtronic Transaction or any comparable transaction. During the Exclusive Period, Somnus will not solicit offers from, negotiate with, or provide information to any third party regarding the Proposed Transaction or any comparable transaction.

          (d) If Medtronic and Somnus fail to reach mutual agreement upon the terms and provisions of Definitive Agreement(s) for the Medtronic Transaction during the Exclusive Period, then Somnus shall have 90 days, in the case of Section 2.4(b)(i), or 180 days, in the case of Section 2.4(b)(ii), from the expiration of the

     Exclusive Period in which to enter into Definitive Agreements for the related Proposed Transaction with the third party whose bona fide offer was described in Somnus' Notice (with respect to a Proposed Transaction described in paragraph (b)(i) above) or with any third party (with respect to a Proposed Transaction described in paragraph (b)(ii) above); provided that Somnus may not enter into such Definitive Agreements unless the terms and provisions thereof have been found by the Board of Directors of Somnus in good faith to be, in the aggregate, more favorable to Somnus than the final terms and provisions proposed by Medtronic during the Exclusive Period. If Somnus falls to enter into such Definitive Agreements with respect to such particular Proposed Transaction within such 90-day or 180-day period, as the case may be, then Medtronic's rights under this Section
     2.4 shall be reinstated and Somnus may not enter into such Proposed Transaction without first giving Medtronic a new Somnus' Notice and complying with the terms of this Section 2.4.

          (e)  As used in this Section 2.4, "Definitive Agreements" with respect
                                             ---------------------
     to a Proposed Transaction or a Medtronic Transaction means one or more binding written agreements that (i) set forth all of the terms and provisions of such proposed transaction, (ii) are not subject to any further material negotiations or agreements, and (iii) do not condition either party's obligations upon any further approval by such party, or upon any other condition within the control of such party.

     2.5) Reservation of Rights: No Rights Beyond Products. Except as expressly
          ------------------------------------------------
provided in this Article 2, no right, title, or interest is granted, whether express or implied by Somnus to Medtronic, and nothing in this Agreement shall be deemed to grant to Medtronic rights in any products or technology other than the Products, nor shall any provision of this Agreement be deemed to restrict Somnus' right to exploit technology, know-how, patents, or any other Intellectual Property rights relating to the Products in products other than Products. In addition, notwithstanding any other provision of this Agreement, Somnus reserves the right to market, sell or otherwise distribute, directly or indirectly, Products in the Territory for use outside the Field. It is further understood and agreed that Somnus may distribute products other than Products in the Territory, either directly or indirectly, for any and all uses.

     2.6) Sale Conveys No Right to Manufacture or Modify. The Products are
          ----------------------------------------------
offered for sale and are sold by Medtronic subject in every case to the condition that such sale does not convey any license, expressly or by implication, to manufacture, modify, duplicate or otherwise copy or reproduce any of the Products.

                                   ARTICLE 3
                       GENERAL OBLIGATIONS OF MEDTRONIC
                       --------------------------------

     3.1) Marketing and Distribution. Medtronic shall use commercially
          --------------------------
reasonable efforts to further the promotion, marketing, sale and/or other distribution of Products for use in the Field in the Territory. Without limiting the generality of the foregoing, Medtronic shall maintain adequate sales channels to market and distribute the Products for use in the Field in the Territory.

     3.2) Quality Control. Medtronic agrees to follow reasonable quality control
          ---------------
standards with respect to the storage, preservation, sale and use of the Products purchased under this Agreement. Medtronic shall make no representations or warranties concerning such Products other than as made to Medtronic by Somnus or as otherwise may be agreed by the parties.

     3.3) Sales and Service: Training.
          ---------------------------

          (a) Medtronic shall be solely responsible for marketing, selling, installing and servicing all Products for use in the Field in the Territory.

          (b) Subject to Section 4.4, Medtronic shall be solely responsible for providing customer and physician training to any purchaser of Products for use in the Field in the Territory.

     3.4) Inventory. Medtronic shall maintain a quantity of each Product at all
          ---------
times during the Term as reasonably necessary to meet the demand of Somnus' customers and potential customers in the Territory.

     3.5) Marketing Materials. Subject to Section 4.5, Medtronic shall be
          -------------------
responsible for the preparation of sales' and marketing materials for the marketing and sale of Products for use within the Field in the Territory, including the translation, adaptation and/or modification of Somnus' sales and marketing materials, as deemed appropriate by Medtronic, to reflect the culture or business practices and languages of the particular regions within the Territory and to reflect Medtronic as the exclusive distributor of the Products for use in the Field in the Territory. Medtronic shall provide to Somnus for purposes of review and comment all such sales and marketing materials relating to Products at least ten (10) days prior to the commercial release of such materials.

     3.6) Records and Recall. Medtronic shall maintain complete and accurate
          ------------------
records of all Products sold by Medtronic and its subdistributors in sufficient detail to enable Somnus to conduct an effective recall of Products if Somnus determines that such a recall is required or otherwise necessary or appropriate. In addition, Medtronic shall provide to Somnus a list of all institutional customers and, when known to Medtronic, end user customers including their names, addresses and telephone numbers on a quarterly basis during the Term. Medtronic shall not initiate a recall of Products without Somnus' prior written consent, which consent shall not be unreasonably withheld. In the event of a recall of any of the Products, Medtronic will cooperate with and assist Somnus in effecting such recall, including promptly contacting any purchasers that Somnus reasonably desires to be contacted and promptly communicating to such purchasers the information or instructions Somnus reasonably desires to be transmitted relating to such recall, all of which customer contact and communication shall be conducted by Medtronic at its own expense. Notwithstanding the foregoing, Somnus shall pay, or reimburse Medtronic, for all other costs of effecting such recall, including any shipping costs related to returning recalled Products to Somnus and replacing such recalled Products with new Products at Somnus' expense.

     3.7) Import Approvals. Except for the CE Mark, which Somnus will be
          ----------------
responsible for obtaining, Medtronic shall be responsible for obtaining all import licenses and permits as may be required to import the Products into countries within the Territory as selected by Medtronic in accordance with then prevailing laws and regulations of such countries. All such filings and registrations of the Products shall be owned by Somnus and shall be obtained and maintained in the name of Somnus, whenever feasible in accordance with prevailing laws and regulations. Somnus shall cooperate fully with Medtronic in its efforts to obtain any such approvals.

     3.8) European Authorized Representative. Medtronic agrees to act as Somnus'
          ----------------------------------
European Authorized Representative as required by the Medical Device Directive and as Somnus' representative for Products for use within the Field in the countries outside the European Common Market, but within the definition of the Territory as set forth in Section 1.1 above. Medtronic shall, as soon as reasonably practicable, notify, document and forward to Somnus or Somnus' authorized representative all customer complaints received by Medtronic such that Somnus can comply with Medical Device Reporting (MDR) regulations and vigilance. Medtronic shall notify Competent Authorities of clinical investigations as required, and shall represent Somnus if a Competent Authority decides to: (i) refuse to allow the marketing of a Product in the Territory,
(ii) restrict the marketing of Product in the Territory, or (iii) withdraw a Product from the market in the Territory. Medtronic agrees to provide the competent authorities and notified bodies with access to the table of contents for the Technical File. In addition, Medtronic shall authorize Somnus to list Medtronic at its Maastricht address as the Authorized European Representative on product labeling, outer packaging, and instructions for use.

     3.9) Clinical Trials. Medtronic shall purchase and provide a Somnus RF
          ---------------
Generator to a mutually agreed number of clinical centers in connection with the clinical studies described in Section 4.2(b). Medtronic will manage the local logistics of the clinical accounts, including delivering the probes to be used by such accounts. Somnus will provide Medtronic [


                                   *


                  ]. The parties acknowledge that (i) the initial clinical trials must start at the beginning of May 1997 if the Territory sales plan and the Quotas are to be achieved, (ii) it is presently anticipated that 10 generators will be ordered for delivery in May, at least five of which must be available May 1,1997 for end user installation, and (iii) the five primary centers need to be identified, recruited, trained and ready to start by May 1, 1997; in the event of delays in the foregoing matters, the parties will agree to an appropriate reduction in the Quota for the period ending April 30, 1998.

[*] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   ARTICLE 4
                         GENERAL OBLIGATIONS OF SOMNUS
                         -----------------------------

     4.1) Manufacture and Supply of Products. Somnus shall use commercially
          ----------------------------------
reasonable efforts to manufacture, or have manufactured, Products in accordance with the Specifications and to ship such Products to Medtronic in the quantities ordered by Medtronic pursuant to Article 5 of this Agreement. Somnus shall be responsible for packaging in accordance with packaging specifications to be mutually agreed upon by Medtronic and Somnus, and for any necessary sterilization of Products purchased under this Agreement in accordance with the Specifications.

     4.2) Regulatory Approvals.
          --------------------

          (a) Clinicals. Somnus shall be responsible for all clinical study
              ---------
     design, investigator selection, data analysis in connection with clinical trials of the Products. Medtronic shall assist Somnus in such clinical study activities such as investigator selection, and such other clinical matters as the parties may agree. The cost of clinical studies for the evaluation of the uvula, palate, turbinate, and tongue procedures will be borne by Somnus, [
                                         *                  ] Payments will be
     made to clinical investigators only upon receipt of completed and acceptable patient data sets. Somnus and Medtronic will work together to select such centers based on their ability to provide quality clinical data and promote market development. Without limitation of the foregoing, Somnus will provide the centers with the clinical protocol, assist with ethics approval, provide all required technical training and support, and provide data analysis. Somnus shall provide training at up to three (3) training sessions in the Territory designed to instruct multiple investigators. Medtronic shall organize those sessions in coordination with Somnus. Somnus shall pay the local costs of running such training, such as transportation, local living expenses, cost of putting on such training and any directly related consulting costs incurred in connection therewith. Medtronic shall devote clinical management personnel resources reasonably necessary to perform Medtronic's obligations under this Agreement. Medtronic shall be responsible for site monitoring and on-site support for all clinical investigations.

          (b) Device Approvals. Somnus shall be responsible, on a timely basis
              ----------------
     and at its expense, for filing, obtaining and maintaining the CE Mark for Common Market approval. For countries requiring additional or an alternative regulatory approval, Medtronic may obtain any required regulatory approvals at its own expense. To the extent permitted by law, all foreign regulatory approvals, including those processed by Medtronic, shall be owned by Somnus and shall be in the name of Somnus. Medtronic will provide Somnus access to the copies of all government approval applications and other regulatory and governmental filings made by Medtronic with respect to each Product, together with the underlying data, promptly after submission to government authorities and shall provide to Somnus copies of all correspondence with government authorities with respect to Products promptly after receipt or

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     submission thereof. Somnus may use, reference, and provide copies of regulatory and governmental filings and Product data made, developed, or acquired by Medtronic relating to its Products, to third parties as is reasonably necessary or useful for commercialization of any and all products or as required by law. Except as otherwise required by law or agreed by the parties, Somnus will be responsible for the content of its own labeling. In connection with obtaining Device Approvals, Somnus shall bear the expenses of meeting any applicable Product design and manufacturing facility requirements applicable to its then current manufacturing facility, and shall take all steps as are necessary to meet the EMD Directive.

          (c) Export. Somnus shall be responsible for obtaining all export
              ------
     licenses and permits as may be required to export the Products from the country of manufacture into the particular countries within the Territory. Medtronic shall cooperate fully with Somnus in its efforts to obtain any such approvals.

          (d) Good Manufacturing Practices/Quality Systems Regulations. Somnus
              --------------------------------------------------------
     shall be responsible for compliance with present and future applicable statutes, laws, ordinances and regulations of national, federal, state and local governments now or hereafter in effect relating to the design, manufacture and/or quality of Products. Without limitation of the foregoing, Somnus represents and warrants to Medtronic that all Products sold and delivered to Medtronic under this Agreement will have been designed, manufactured and labeled in accordance with all applicable requirements. Somnus shall cause Medtronic's regulatory personnel to be provided with reasonable access from time to time to the facilities and records of Somnus for the purpose of confirming Somnus' compliance with this Section 4.2(d).

     4.3) Clinical Review Meetings. In support of the clinical and market
          ------------------------
development efforts of the parties, Somnus and Medtronic shall organize ablation clinical review meetings to occur at the time of the AAO in San Francisco, anticipated to be in September 1997, and a European ENT meeting to be determined. In support of the clinical effort, Somnus will be responsible for the local arrangements and costs for the AAO review meeting and will pay the transportation costs of three European investigators to travel to the AAO review meeting and the transportation costs of up to three United States investigators to travel to the European meeting. Medtronic will be responsible for the local arrangements and costs for the European meeting, other than the transportation costs noted in the preceding sentence.

     4.4) Training. Somnus at its expense will provide Medtronic with surgical
          --------
procedure manuals and a reasonable level of sales and technical training for Medtronic's dedicated sales personnel in the Territory and other appropriate Medtronic personnel. If requested by Medtronic, Somnus at its expense will also provide training for up to seven physicians outside the clinical study. Medtronic will bear the cost of bringing the designated people to California for training. In addition, Somnus will stock a spare warranty replacement set of radio frequency generator parts at the Medtronic facility at a location in the Territory designated from time to time by Medtronic and reasonably acceptable to Somnus, and provide training for one or more service personnel to diagnose generator failures and swap components.

     4.5) Product Literature and Packaging. Somnus will work jointly with
          --------------------------------
Medtronic in the preparation of mutually acceptable Product packaging, labeling and operations and technical manuals for use in the Territory, and will not unreasonably refuse to incorporate any changes thereto reasonably requested by Medtronic. Somnus at its expense shall provide Medtronic from time to time as requested by Medtronic with a reasonable supply of Product sales and marketing materials in the English language. Pursuant to Section 3.5, Medtronic shall be responsible for the translation, adaptation and/or modification of Somnus' sales and marketing materials as deemed appropriate by Medtronic, and Somnus shall supply any artwork or other materials reasonably requested by Medtronic in connection therewith.

     4.6) Sales Leads. Somnus shall forward to Medtronic all leads for sales of
          -----------
Products in the Field of Use in the Territory, and Medtronic shall forward to Somnus all leads for sales of Products in the Field of Use outside of the Territory.


                                   ARTICLE 5
                              ORDERS FOR PRODUCTS
                              -------------------

     5.1) Purchase Orders. Medtronic shall submit purchase orders for Products
          ---------------
to Somnus in writing, whether by mall, telecopier, telegram or otherwise, at the time that each forecast is delivered to Somnus pursuant to Section 5.2. Each purchase order shall, at a minimum, set forth the product numbers, quantities (subject to Section 5.3), delivery dates, and shipping instructions and shipping addresses for all Products ordered. All orders shall be subject to acceptance in accordance with the terms of this Agreement by Somnus at its office. Somnus shall use reasonable efforts to fulfill purchase orders submitted in accordance with Somnus' standard lead times, it being understood that no purchase order shall be binding upon Somnus until accepted by Somnus by fax or in writing. Each purchase order shall, upon acceptance by Somnus, give rise to a contract between Medtronic and Somnus for the sale of the Products ordered and shall be subject to and governed by the terms of this Agreement. No partial shipment of an order shall constitute the acceptance of the entire order, absent the written acceptance of such entire order. The terms and conditions of this Agreement shall so govern and supersede any additional or contrary terms set forth in Medtronic's purchase order or any Somnus or Medtronic acceptance, confirmation, invoice or other document unless duly signed by an officer of Medtronic and an officer of Somnus and expressly stating and identifying which specific additional or contrary terms shall supersede the terms and conditions of this Agreement. Upon the execution of this Agreement, Medtronic will place a three-month purchase order for deliveries in May, June and July 1997. Subsequently, Medtronic will place orders for the next succeeding months on a monthly basis, at the time that it provides its forecast described in Section 5.2, with all such subsequent purchase orders submitted at least 90 days in advance of the earliest scheduled delivery date for such order.

     5.2) Medtronic's Forecasts. At the time that Medtronic places its order for
          ---------------------
the first month following the three months covered by the initial purchase order, Medtronic shall provide Somnus with a six-month sales plan indicating by month the number of Products anticipated to be sold by Medtronic or purchased by Medtronic for use as demonstration units

(as updated as provided herein, the "Plan") in the Territory. The Plan shall be updated by Medtronic on a monthly basis (on or before the first day of each subsequent month) for a rolling successive six-month period. Each Plan shall be used for purposes of facilitating Medtronic's marketing plans, Somnus' manufacturing plans, and meeting the lead times required by certain of Somnus' suppliers, but are not legally binding on Medtronic or Somnus in any manner.

     5.3) Order Limitations. Somnus shall not be required to deliver quantities
          -----------------
in excess of 100% of forecasted requirements, provided, however, that Somnus shall use all commercially reasonable efforts to supply such excess.

     5.4) Modification of Orders. Medtronic may cancel or reschedule purchase
          ----------------------
orders for products only with Somnus' prior written approval. Notwithstanding the foregoing, any purchase order may be cancelled by Medtronic as to any Products that are not delivered within 60 days after the delivery date requested by Medtronic pursuant to a purchase order, and any such cancellation shall not limit or affect any contract remedies available to Medtronic with respect thereto. Any such cancellation by Medtronic must be by written notice to Somnus given within 15 business days alter such 6Oth day.

     5.5) Delivery Terms. Subject to Somnus' obligations in Sections 3.9 and 4.2
          --------------
above, all deliveries of Products shall be F.O.B. Somnus' facility in California. Except as otherwise provided in Article 8 or Article 9 below, Somnus shall have no further responsibility for risk of damage to or loss or delay of Products after their delivery at the aforesaid F.O.B point. All Product deliveries shall be made by a common carrier specified by Medtronic or, in the event that no carrier shall have been specified by Medtronic on or before the date 15 days prior to the requested shipment date, a common carrier selected by Somnus.

     5.6) Product Changes. Somnus shall not, without Medtronic's prior written
          ---------------
consent (which consent shall not be unreasonably withheld or delayed), modify the Specifications for a Product in a manner that materially affects the performance or regulatory approval status of the Product or materially increases Medtronic's costs or expenses. Subject to the foregoing, Somnus may modify the Specifications for the Product without the consent of Medtronic, provided that Somnus notifies Medtronic of such modifications within 30 days. If such modifications affect the performance or applicable regulatory approvals of the Product, Medtronic shall not be obligated to purchase such altered Product.

     5.7) Custom Products. In the event Medtronic is requested by a customer to
          ---------------
provide customized Products, Medtronic shall provide the specifications for the customized Product to Somnus. Somnus will determine and provide to Medtronic the additional cost, if any, and the feasibility of providing the customized Product. Medtronic will thereafter notify Somnus if it intends to provide such customer with the customized Product.

     5.8) Reports. Medtronic shall provide Somnus, on a quarterly basis, with
          -------
reports reflecting Medtronic's sales of the Products in the Territory.

                                   ARTICLE 6
                             MINIMUM PURCHASE QUOTA
                             ----------------------

     6.1) Determination of Quota. Each six-month period during the Term,
          ----------------------
Medtronic shall purchase the Quota. The Quota for each such six-month period shall be the "Purchase Total" amount set forth on Exhibit A hereto under the column that corresponds to such period. The parties agree that Medtronic can change the product mix for the Model 1000, Model 2000 and Model 3000 probes and generator, provided that the total six-month dollar volume does not change.

     6.2) Reductions in Quota. Notwithstanding Section 6.1, the Quota for any
          -------------------
period shall be reduced (a) in the case of subpart (i) below by an amount equal to 1.5 times the aggregate transfer price of Products not supplied by Somnus against purchase orders issued by Medtronic in accordance with Article 5, (b) in the case of subpart (ii) below, by an amount equal to 1.5 times the aggregate transfer price of Products affected by such recall or withdrawal, and (c) in the case of subpart (iii) below, by a pro rata amount of the Quota for the applicable period based upon the number of days of such period that have transpired prior to the removal of the restriction on sale referenced in such subpart:

               (i) If Somnus materially and substantially fails for any reason to deliver ordered Products by the date scheduled for delivery thereof pursuant to purchase orders issued by Medtronic in accordance with
          Article 5, including but not limited to a failure to deliver Products that conform to the then current Specifications and such failure is not cured within 30 days;

               (ii) If a Product covered by this Agreement is recalled from the market or withdrawn from sale for reasons of product safety or quality as determined by any applicable governmental authority or by the mutual agreement of the parties; or

               (iii) If Medtronic is restricted in the sale of Products in a market within the European Common Market that affects the CE Mark by any applicable regulatory authority because approval to sell the Product is pending, denied or revoked therein.

     6.3) Termination of Agreement. If Medtronic does not order at least the
          ------------------------
applicable Quota, as it may be modified as provided herein, for any applicable six-month period and does not elect to make the Shortfall payment described below, Somnus shall have the right, at its option, to terminate this Agreement. Notice of Somnus' election to terminate this Agreement (the "Termination Notice") must be given by Somnus in writing within 30 days following the period for which Medtronic has not satisfied the Quota, specifying the amount by which Medtronic's purchases for such period were below the Quota (the "Shortfall"). If within 30 days after such Termination Notice Medtronic either (i) places orders for the purchase of sufficient quantities of Products to make up the Shortfall and agrees to pay for such Products within 10 days after shipment thereof, or
(ii) Medtronic pays Somnus cash in the amount of the Shortfall, then Somnus' Termination Notice will be deemed to be automatically withdrawn. If Medtronic pays Somnus cash in the amount of the Shortfall, such payment shall be treated as a prepayment for Products to be ordered by Medtronic in the future and shall be applied toward the purchase price of such future Product purchase orders as Medtronic directs; provided that such future Product purchases to which such Shortfall payment is applied shall not be counted as Product purchases for purposes of determining whether the Quota for such future six-month period is met. Termination of this Agreement shall be Somnus' sole and exclusive remedy for any failure by Medtronic to purchase the applicable Quota.


                                   ARTICLE 7
                              PRICES AND PAYMENTS
                              -------------------

     7.1) Prices. Unless and until otherwise mutually agreed by the parties in
          ------
writing, the purchase prices per unit of Products to Medtronic under this Agreement shall be determined as follows:

          (a) From the date of this Agreement until changed by written agreement of the parties, the transfer prices for the Products shall be as set forth on Exhibit A. Somnus and Medtronic agree to review Product transfer prices at least annually to determine if adjustments are appropriate, taking into account then market conditions. The difference between Medtronic's transfer price and Medtronic's price to its customers or subdistributors shall be Medtronic's sole remuneration for the sale of the Products. Any prices referred to in any information provided to Medtronic by Somnus (other than the transfer prices for Products) are recommended prices only and Medtronic has no obligation to comply with any such recommendations.

          (b) [

                                         *

                                                                          ]

     7.2) Payment Terms. Payments made by Medtronic for Products purchased
          -------------
hereunder shall be due and payable in full within 30 days after the date of invoice by Somnus. Medtronic shall make payments to Somnus under this Agreement by wire transfer in immediately available funds to an account designated by Somnus. Any payments due hereunder which are not paid on the date such payments are due shall bear interest at the lesser of one and one-half percent (1-1/2%) per month or the maximum rate permitted by law, calculated on the number of days such payment is delinquent. This Section 7.2 shall in no way limit any other remedies available to Somnus.

     7.3) Taxes. The transfer prices for Products established pursuant to this
          -----
Article 7 do not include any sales, use, value added or similar taxes, customs, duties, or tariffs imposed by any governmental authority or agency on Products or any components thereof that are imported by Medtronic into any country in the Territory (other than taxes on the net

[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

income of Somnus), and Medtronic shall bear all such taxes and duties. Somnus shall be required to take appropriate steps to minimize imposition of such taxes by filing sales exemption certificates and taking similar actions where applicable to the seller. When Somnus has the legal obligation to collect and/or pay such taxes, the appropriate amount shall be added to Medtronic's invoice and paid by Medtronic, unless Medtronic provides Somnus with a valid tax exemption certificate authorized by the appropriate taxing authority. Medtronic shall not be obligated to pay or reimburse Somnus for taxes that are not imposed on the sale of Product to Medtronic.


                                   ARTICLE 8
                       INSPECTION, WARRANTY AND SERVICE
                       --------------------------------

     8.1) Inspection of Product. Medtronic shall inspect all Products promptly
          ---------------------
upon receipt thereof, and in the event of any shortage, damage or discrepancy in or to a shipment of Products or in the event any of the Products fall to comply with the then current Specifications for the Products (except for latent defects not readily observable by Medtronic), Medtronic shall report the same to Somnus within 30 days after delivery thereof to Medtronic and furnish such written evidence or other documentation as Somnus reasonably may deem appropriate. If the substantiating evidence delivered by Medtronic reasonably demonstrates that such shortage, damage or discrepancy or nonconformity with Specifications existed at the time of delivery of the Products, Medtronic may return the Products to Somnus, at Somnus' expense, and, at Medtronic's request, Somnus shall use all reasonable efforts to deliver promptly replacement Products to Medtronic in accordance with the delivery procedures set forth herein. Any Products not rejected by Medtronic by written notice given to Somnus within such 30-day period (other than Products containing latent defects not readily observable by Medtronic) shall be deemed to have been accepted by Medtronic. Following any such acceptance, the sole remedies of Medtronic with respect to damage to or defects in the Products shall be those set forth in Sections 8.2 and 9.1.

     8.2) Warranty.
          --------

          (a) Somnus represents and warrants to Medtronic that all Products sold under this Agreement will have been designed, manufactured, labeled, packaged and sold to Medtronic in accordance with all applicable laws and regulations, including (as applicable) European Medical Device Directive requirements, ISO 9001 certification or successor requirements, and all other applicable manufacturing requirements. Somnus shall cause Medtronic' 5 regulatory personnel to be provided with reasonable access from time to time to the facilities and records of Somnus for the purpose of confirming Somnus' and the Product's compliance with all applicable laws and regulations.

          (b) Somnus warrants to Medtronic and to Medtronic's customers that Products shall, when delivered to Medtronic, meet the Specifications and, for a period of one year after delivery of the Product to the customer but not more than 18 months after receipt by Medtronic, be free from defects in materials and workmanship. The foregoing express warranty is contingent upon proper use of the Products in the applications for which they were intended as indicated in the Product label claims. Medtronic shall invoice Somnus for, and Somnus shall promptly pay, all shipping, transportation, insurance and other expenses actually incurred in replacing defective Products that were under warranty. Somnus will repair, replace or credit Medtronic's account for any Product that it reasonably determines was defective at the lime of shipment to Medtronic or that does not conform to the express warranties herein; provided, however, that Somnus shall have no obligation under this warranty to repair or make replacements necessitated in whole or in part by accidents; failure to maintain in accordance with any transportation, storage, handling, or maintenance, instructions supplied by Somnus; damage by acts of nature, vandalism, burglary neglect or misuse; or other fault or negligence of Medtronic or (except for any strict liability of Somnus) the user. Prior to returning any Product alleged to be defective, Medtronic shall notify Somnus in writing of the claimed defect and shall include the model and lot/serial number of such Product, as well as the number and date of the invoice therefor. No Product shall be returned without first obtaining a returned goods authorization from Somnus, which authorization shall not be unreasonably withheld.

     8.3) Limited Warranty. THE EXPRESS WARRANTY SET FORTH ABOVE ARE IN LIEU OF
          ----------------
ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY SPECIFICALLY DISCLAIMED AND EXCLUDED BY SOMNUS, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, AND NONINFRINGEMENT. THE SOLE AND EXCLUSIVE REMEDIES OF MEDTRONIC FOR BREACH OF PRODUCT WARRANTY SHALL BE LIMITED TO THE REMEDIES PROVIDED IN THIS ARTICLE 8 AND IN ARTICLE 9. IN NO EVENT SHALL SOMNUS' LIABILITY FOR PRODUCT WARRANTY INCLUDE ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, EVEN IF SOMNUS SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE. THIS LIMITATION SHALL APPLY, NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY STATED HEREIN. ANY OTHER PRODUCT REPRESENTATIONS OR WARRANTY MADE BY ANY OTHER PERSON OR ENTITY, INCLUDING EMPLOYEES OR REPRESENTATIVES OF MEDTRONIC, THAT ARE INCONSISTENT HEREWITH SHALL BE DISREGARDED AND SHALL NOT BE BINDING UPON SOMNUS OR ITS THIRD PARTY SUPPLIERS.

                                   ARTICLE 9
                                INDEMNIFICATION
                                ---------------

     9.1) Somnus' Liability. Somnus shall indemnify, defend and hold harmless
          -----------------
Medtronic and each of its subsidiaries, officers, directors, employees, shareholders and distributors from and against and in respect of any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment) finally awarded ("Indemnifiable Losses"), resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of (i) any breach of representation, warranty, or agreement on the part of Somnus under this Agreement, (ii) Product Liability Damages with respect to the Products, or (iii) other negligence or intentional misconduct of Somnus; provided that in no event shall Somnus be liable for matters for which Medtronic is responsible under
Section 9.2 below or for punitive or exemplary damages. Somnus shall maintain product liability insurance or self-insurance in such amounts as ordinary good business practice for its type of business would make advisable and shall provide Medtronic with evidence of this coverage.

     9.2) Medtronic's Liability. Medtronic shall indemnify, defend and hold
          ---------------------
harmless Somnus and each of its subsidiaries, officers, directors, employees, shareholders and suppliers from and against and in respect of any and all Indemnifiable Losses resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of (i) any breach of representation, warranty, or agreement on the part of Medtronic under this Agreement, (ii) product claims whether written or oral, made or alleged to be made, by Medtronic in its advertising, publicity, promotion, or sale of any Products where such product claims were not provided by or approved by Somnus,
(iii) negligent handling by Medtronic of the Products or changes, additions or modifications to the Products by Medtronic, or (iv) other negligence or intentional misconduct of Medtronic; provided that in no event shall Medtronic be liable for matters for which Somnus is responsible under Section 9.1 above or for punitive or exemplary damages. Medtronic shall maintain product liability insurance or self-insurance in such amounts as ordinary good business practice for its type of business would make advisable and shall provide Somnus with evidence of this coverage.

     9.3) Procedure. If a claim by a third party is made and a party (the
          ---------
"Indemnitee") intends to claim indemnification under this Article 9, the Indemnitee shall promptly notify the other party (the "Indemnitor") in writing of any claim in respect of which the Indemnitee or any of its subsidiaries, directors, officers, employees, shareholders, suppliers or distributors intends to claim such indemnification and the Indemnitor shall have sole control of the defense and/or settlement thereof, provided that the Indemnitee may participate in any such proceeding with counsel of its choice at its own expense. The indemnity agreement in this Article 9 shall not apply to amounts paid in settlement of any Indemnifiable Losses if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if adversely prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 9, but the omission to so deliver written notice to the Indemnitor shall not relieve the Indemnitor of any liability that it may otherwise have to any Indemnitee other than under this Article 9. If the Indemnitor fails to provide defense of the claim, and diligently defend or settle the same, the Indemnitee may defend or settle the claim without prejudice to its rights to indemnification hereunder. The Indemnitee under this Article 9, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives and provide full information in the investigation of any Indemnifiable Losses covered by this indemnification.


                                  ARTICLE 10
                             TERM AND TERMINATION
                             --------------------

     10.1) Term. This Agreement shall take effect as of the date hereof and
           ----
shall continue in force until the third anniversary of the date hereof or such later date as the parties may mutually agree in writing (the "Term").

     10.2) Termination. Notwithstanding the provisions of Section 10.1 above,
           -----------
this Agreement may be terminated in accordance with the following provisions:

           (a) Somnus may terminate this Agreement in the manner described in
     Section 6.3 hereof;

           (b) Except as described in Section 6.3, a party may terminate this Agreement by giving notice in writing to the other party if the other party is in breach of any material representation, warranty or covenant of this Agreement and, except as otherwise provided herein, shall have failed to cure such breach within 60 days alter receipt of written notice thereof from the first party;

           (c) A party may terminate this Agreement at any time by giving notice in writing to the other party, which notice shall be effective upon dispatch, should the other party become insolvent, make an assignment for the benefit of creditors, go into liquidation or receivership or otherwise lose legal control of its business; or

           (d) A party may terminate this Agreement by giving notice in writing to the other party should an event of Force Majeure preventing performance by such other party continue for more than 180 consecutive days as provided in Article 11 below.

     10.3) Rights and Obligations on Termination. In the event of termination of
           -------------------------------------
this Agreement for any reason, the parties shall have the following rights and obligations:

           (a) Termination of this Agreement shall not release either party from the obligation to make payment of all amounts previously due and payable.

           (b) The terminating party shall have the right, at its option, to cancel any or all purchase orders that provide for delivery alter the effective date of termination.

           (c) Somnus shall have the right, at its option, to repurchase from Medtronic all of Medtronic's inventory of Products as of the termination date at Somnus' invoiced price (and inclusive of any shipping charges or taxes) to Medtronic for such Products. Somnus may exercise its option under this Section 10.3(c) by notifying Medtronic in writing no later than 30 days after the effective termination date. Medtronic shall be permitted to resell any such inventory of Products that Somnus does not repurchase from Medtronic.

          (d) Medtronic shall provide to Somnus a complete customer list for Products in the Field of Use (including the names, addresses and phone numbers) upon termination, which Somnus shall have the right to use for any purpose.

          (e) The parties' obligations pursuant to Articles 8, 9 and 12 and Sections 2.3, 3.6, 10.3, 10.4, and 14.1 hereof shall survive termination of this Agreement. All other provisions of this Agreement shall terminate upon termination of this Agreement.

     10.4) Termination of Subdistributors. If Somnus terminates this Agreement
           ------------------------------
in accordance with its rights under Section 10.2, Medtronic shall have sole responsibility for termination of any subdistributor, including any costs or expenses associated therewith, and shall indemnify and hold Somnus harmless from and against any claim, loss, damage or expense (including reasonable attorneys' fees) suffered or incurred by Somnus relating to the termination of any subdistributor appointed by Medtronic.


                                  ARTICLE 11
                                 FORCE MAJEURE
                                 -------------

     11.1) Force Majeure. "Force Majeure" shall mean any event or condition, not
           -------------
existing as of the date of signature of this Agreement, not reasonably foreseeable as of such date and not reasonably within the control of either party, which prevents in whole or in material part the performance by one of the parties of its obligations hereunder, such as an act of government, war or related actions, civil insurrection, riot, sabotage, strike, epidemic, fire, flood, windstorm, and similar events.

     11.2) Notice. Upon giving notice to the other party, a party affected by an
           ------
event of Force Majeure shall be released without any liability on its part from the performance of its obligations under this Agreement, except for the obligation to pay any amounts due and owing hereunder, but only to the extent and only for the period that its performance of such obligations is prevented by the event of Force Majeure.

     11.3) Suspension of Performance. During the period that the performance by
           -------------------------
one of the parties of its obligations under this Agreement has been suspended by reason of an event of Force Majeure, the other party may likewise suspend the performance of all or part of its obligations hereunder to the extent that such suspension is commercially reasonable.

                                  ARTICLE 12
                             INTELLECTUAL PROPERTY
                             ---------------------

     12.1) Trademark License. Somnus hereby grants Medtronic a royalty-free
           -----------------
license to use all trademarks, trade names and logotypes of Somnus relating to the Products solely in connection with the sale or other distribution, promotion, advertising and/or maintenance of the Products. Medtronic shall acquire no right, tide or interest in such Somnus trademarks, trade names and logotypes, other than the license provided for above, and Medtronic shall not use any Somnus trademarks, trade names and logotypes as part of Medtronic's corporate or trade name or permit any third party under Medtronic 5 control to do so without the prior written consent of Somnus. To the extent permitted by local law, any statutory powers which would be granted to Medtronic by virtue of its local use of Somnus' trademarks or its licensee status are excluded. Medtronic shall in addition have the right to promote and sell the Products under trademarks, trade names and logotypes of Medtronic selected by Medtronic, which trademarks, trade names and logotypes shall be and shall remain the property of Medtronic.

     12.2) Trademark Infringement. Medtronic shall promptly notify Somnus of any
           ----------------------
use by any third party of Somnus' trademarks, trade names or logotypes or any use by such third parties of similar marks that may constitute an infringement or passing off of Somnus' trademarks, trade names or logotypes of which Medtronic has knowledge. Somnus reserves the right in its sole discretion to institute any proceedings against such third-party infringers and Medtronic shall refrain from doing so. Medtronic agrees to cooperate fully with Somnus in any action taken by Somnus against such third parties, provided that all expenses of such action shall be borne by Somnus and all damages that may be awarded or agreed upon in settlement of such action shall accrue to Somnus.

     12.3) Termination of Use of Trademarks. Medtronic acknowledges Somnus'
           --------------------------------
proprietary rights in and to Somnus' trademarks, trade names and logotypes, and Medtronic hereby waives all right to any trademarks, trade names and logotypes now or hereafter originated by Somnus. Medtronic shall not after the date of this Agreement adopt, use or register any words, phrases or symbols that are identical to or confusingly similar to any of Somnus' trademarks. Upon termination of this Agreement, Medtronic shall cease using Somnus' trademarks, trade names and logotypes in any manner, subject to Medtronic's right, if any, to continue to sell Products under Section 10.3(c).

     12.4) Patent Rights.
           -------------

           (a) Defense of Claims. Medtronic agrees that Somnus shall defend, or
               -----------------
     at its option settle, any suit instituted against Medtronic that is based on an allegation that any Product constitutes an infringement of any patent or any other intellectual property right protected under the laws of the United States or any of the Territory. Somnus shall have sole control of defense of any such action, including any appeals and negotiations for the settlement or compromise thereof and shall have full authority to enter into a binding settlement or compromise; provided that Somnus shall not enter into any settlement or compromise that may adversely affect Medtronic without

     Medtronic's consent, which consent shall not be unreasonably withheld. Somnus shall indemnify, subject to the limitations set forth herein, Medtronic against any final award of damages and costs made against Medtronic and any settlement amounts as a result of any such action. Medtronic agrees that Somnus shall be relieved of the foregoing obligations unless Medtronic (i) notifies Somnus promptly in writing of such claim, suit or preceding, (ii) gives Somnus authority to proceed as contemplated herein, and (iii) at Somnus' expense, gives Somnus proper and full information and assistance to settle and defend any such claim. Somnus shall not be liable for any costs or expenses of Medtronic incurred without its prior authorization.

          (b) Limitation of Liability. Somnus shall have no liability of any
              -----------------------
     kind to Medtronic under Section 12.4(a) or based upon any other claim Medtronic may have to the extent any such claim is based upon or arises out of (a) the use of any Product in combination with an apparatus or device not manufactured, supplied or approved by Somnus, (b)the use of any Product in a manner for which it was not designed or intended to be used, or (c) any modification of any Product by Medtronic or any third party that causes it to become infringing.

          (c)  Replacement Product. Notwithstanding the foregoing, if it is
               -------------------
     adjudicatively determined that any Product infringes, or in Somnus' sole opinion, may be found to infringe a third party's patent, or if the sale or use of the Products is, as a result, enjoined, then Somnus shall, at its option and expense, either: (i) procure for Medtronic the right under such patent to sell or use, as appropriate, the Products; or (ii) replace the Products with other noninfringing functionally equivalent products; or
     (iii) modify the Products to make the Products functionally equivalent and noninfringing, remove any prior version of the Products in Medtronic's inventory and refund the aggregate payments made therefor by Medtronic, less a reasonable sum for use and damage; or (iv) if the use of the Products is prevented by injunction, discontinue Product sales under the Agreement and remove any Products in Medtronic's inventory and refund the aggregate payments paid therefor by Medtronic, less a reasonable sum for use and damage.

     12.5) Ownership. Somnus represents and warrants to Medtronic the following:
           ---------
Somnus owns or possesses licenses or other rights to use all Intellectual Property used in the research, design, development, manufacture or sale of the Products (the "Somnus Intellectual Property"), free and clear of any liens, charges, security interests, mortgages, pledges, restrictions, or any other encumbrances of any kind. To the knowledge of Somnus, the Somnus Intellectual Property is valid and has not been challenged in any judicial or administrative proceeding. To the knowledge of Somnus, Somnus has not failed to take any necessary steps or appropriate actions to record its interests, or to protect its rights, in the Somnus Intellectual Property. To the knowledge of Somnus, no person or entity nor such person's or entity's business or products has infringed, misused, misappropriated or conflicted with the Somnus Intellectual Property or currently is infringing, misusing, misappropriating or conflicting with the Somnus Intellectual Property. To the knowledge of Somnus, all proprietary technical information developed by and belonging to Somnus that has not been patented has been kept confidential.

     12.6) Protection of Somnus' Intellectual Property and Improvements. Somnus
           ------------------------------------------------------------
shall be responsible for filing and prosecuting all US and foreign patent, copyright and mask work applications it deems necessary or appropriate to protect the Somnus Intellectual Property.


                                   ARTICLE 13
                           CERTAIN LIMITED LIABILITY
                           -------------------------

     IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS BY ANYONE. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR ANY SPECIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY ARISING OUT OF THIS AGREEMENT, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN. NOTWITHSTANDING THE FOREGOING PROVISIONS OF THIS
ARTICLE 13, THE FOREGOING LIMITATIONS OF LIABILITY SET FORTH IN THIS ARTICLE 13 SHALL NOT APPLY TO LIABILITY ARISING UNDER ARTICLE 9 OR SECTION 14.1.

                                   ARTICLE 14
                                 MISCELLANEOUS
                                 -------------

     14.1) Nondisclosure. The parties agree not to disclose or use (except as
           -------------
permitted or required for performance by the party receiving such Confidential Information of its rights or duties hereunder) any Confidential Information of the other party obtained during the during the term of this Agreement until the expiration of five years alter the receiving party's receipt of such confidential information. Each party further agrees to take appropriate measures to prevent any such prohibited disclosure by its present and future employees, officers, agents, subsidiaries, or consultants during such period.

     14.2) Public Announcement. In the event any party proposes to issue any
           -------------------
press release or public announcement concerning any provisions of this Agreement or the transactions contemplated hereby, such party shall so advise the other parties hereto, and the parties shall thereafter use their best efforts to cause a mutually agreeable release or announcement to be issued. Neither party will publicly disclose or divulge any provisions of this Agreement or the transactions contemplated hereby without the other party's written consent, except as may be required by applicable law or stock exchange regulation, and except for communications to such party's employees.

     14.3) Complete Agreement. The Schedules and Exhibits to this Agreement
           ------------------
shall be construed as an integral part of this Agreement to the same extent as if they had been set forth verbatim herein. This Agreement and the Investment Agreement and the Schedules and Exhibits hereto and thereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements whether written or oral relating hereto.

     14.4) Waiver. Discharge. Amendment. Etc. The failure of any party hereto to
           ---------------------------------
enforce at any time any of the provisions of this Agreement shall not, absent an express written waiver signed by the party making such waiver specifying the provision being waived, be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of the party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. This Agreement may be amended by Somnus and Medtronic by mutual action approved by their respective Boards of Directors or their respective officers authorized by such Board of Directors. Any amendment to this Agreement shall be in writing and signed by Somnus and Medtronic.

     14.5) Assignment. This Agreement shall be binding upon and inure to the
           ----------
benefit of the parties hereto and the successors or assigns of the parties hereto; provided, that (i) the rights and obligations of Somnus herein may not be assigned except to any person who succeeds to substantially all of the assets and business of Somnus to which this Agreement relates, and (ii) the rights and obligations of Medtronic herein may not be assigned except to any person who succeeds to substantially all of that portion of Medtronic's business to which this Agreement relates.

     14.6) Notices. All notices or other communications to a party required or
           -------
permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) to such party (or, in the case of an entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mall, postage prepaid with return receipt requested, addressed as follows:

if to Medtronic to:

     Medtronic, Inc.
     Corporate Center
     7000 Central Avenue N.E.
     Minneapolis, MN 55432
     Attention:  General Counsel
     FAX (612) 572-5459

with a copy to:

     Medtronic, Inc.
     Corporate Center
     7000 Central Avenue N.E.
     Minneapolis, MN 55432
     Attention:  Vice President Corporate Development and Associate General
     Counsel
     FAX (612) 572-5404
if to Somnus to:

     Somnus Medical Technologies, Inc.
     995 Benecia Avenue
     Sunnyvale, CA 94086
     Attention: President and Chief Executive Officer
     FAX (408) 773-9137

with a copy to:

     Wilson Sonsini Goodrich & Rosati
     650 Page Mill Road
     Palo Alto, CA 94304
     Attention: Partner, Life Science Practice
     FAX (415) 493-6811

     Any party may change the above-specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mall or delivery service).

     14.7)  Expenses. Except as expressly provided herein, Somnus and Medtronic
            --------
shall each pay their own expenses incident to this Agreement and the preparation for, and consummation of, the transactions provided for herein.

     14.8)  Governing Law. This Agreement shall be governed by and interpreted
            -------------
in accordance with the laws of the State of California, including all matters of construction, validity, performance and enforcement, without giving effect to principles of conflict of laws.

     14.9)  Titles and Headings: Construction. The titles and headings to the
            ---------------------------------
Articles and Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

     14.10) Illegality: Severability. In case any provision of this Agreement
            ------------------------
shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     14.11) Relationship. This Agreement does not make either party the
            ------------
employee, agent or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. In fulfilling its obligations pursuant to this Agreement, each party shall be acting as an independent contractor.

     14.12) Benefit. Nothing in this Agreement, expressed or implied, is
            -------
intended to confer on any person other than the parties hereto or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     14.13) Survival. All of the representations, warranties, and covenants made
            --------
in this Agreement, and all terms and provisions hereof intended to be observed and performed by the parties after the termination hereof, shall survive such termination and continue thereafter in full force and effect

     14.14) Counterparts. This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be deemed as original and all of which together shall constitute one instrument.

     14.15) Execution of Further Documents. Each party agrees to execute and
            ------------------------------
deliver without further consideration any further applications, licenses, assignments or other documents, and to perform such other lawful acts as the other parry may reasonably require to fully secure and/or evidence the rights or interests herein.

     IN WITNESS WHEREOF, each of the parties has caused this Distribution Agreement to be executed in the manner appropriate to each, as of the date first above written.


                                   SOMNUS MEDICAL TECHNOLOGIES, INC.


                                   By /s/ STUART D. EDWARDS
                                     --------------------------------------
                                     Its __________________________________


                                   MEDTRONIC, INC.


                                   By  /s/ MICHAEL D. ELLWEIN
                                     --------------------------------------
                                     Its   Vice President
                                        -----------------------------------

Attachments:

     Exhibit A - Volumes/Transfer Prices/Quotas

                                                                       EXHIBIT A
                                                                       ---------


                        VOLUMES/TRANSFER PRICES/QUOTAS


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[*]- CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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